Exhibit 99.1

Press Release — For Immediate Release
January 29, 2025

Penns Woods Bancorp, Inc. Reports Fourth Quarter 2024 Earnings

Williamsport, PA — January 29, 2025 - Penns Woods Bancorp, Inc. (NASDAQ: PWOD)

Penns Woods Bancorp, Inc. achieved net income of $17.7 million for the twelve months ended December 31, 2024, resulting in basic and diluted earnings per share of $2.35.

Highlights

•Net income, as reported under generally accepted accounting principles (GAAP), for the three and twelve months ended December 31, 2024 was $3.7 million and $17.7 million, respectively, compared to $5.6 million and $16.6 million for the same periods of 2023. Results for the three and twelve months ended December 31, 2024 compared to 2023 were impacted by an increase in net interest income of $1.6 million and $3.9 million, respectively, as the cost of funds stabilized. The three and twelve month periods ended December 31, 2024 have been impacted by after-tax merger related expenses of $581,000 resulting from the announced acquisition of the company by Northwest Bancshares, Inc. The disposal of assets related to two former branch properties resulted in a one time after-tax loss of $261,000 for the twelve month period ended December 31, 2024.

~~•~~The allowance for credit losses was impacted for the three and twelve months ended December 31, 2024 by a provision for credit losses of $420,000 and $121,000, respectively, compared to a negative provision for credit losses of $1.7 million and $1.5 million for the 2023 periods. The recognition of a negative provision for credit losses for the 2023 periods was due primarily to a recovery on a commercial loan which positively affected the historical loss rates, and the payoff of a nonperforming commercial loan.

•Basic and diluted earnings per share for the three months ended December 31, 2024 were $0.50 and $0.49, respectively, while the twelve months ended December 31, 2024 basic and diluted was $2.35. This compares to basic and diluted earnings per share of $0.77 and $2.34, respectively, for the three and twelve month periods ended December 31, 2023.

•Annualized return on average assets was 0.67% for the three months ended December 31, 2024, compared to 1.02% for the corresponding period of 2023. Return on average assets was 0.80% for the twelve months ended December 31, 2024, compared to 0.79% for the corresponding period of 2023.

•Annualized return on average equity was 7.28% for the three months ended December 31, 2024, compared to 12.60% for the corresponding period of 2023. Return on average equity was 9.14% for the twelve months ended December 31, 2024, compared to 9.84% for the corresponding period of 2023.

Net Income

Net income from core operations (“core earnings”), which is a non-GAAP measure of net income excluding net securities gains or losses, was $4.4 million and $18.4 million, respectively, for the three and twelve months ended December 31, 2024 compared to $5.6 million and $16.7 million for the same periods of 2023. Core earnings per share (non-GAAP) for the three months ended December 31, 2024 were basic $0.58 and diluted $0.57 while basic and diluted for the twelve months ended December 31, 2024 were $2.44. Basic and diluted core earnings per share for the three and twelve month periods of 2023 were $0.77 and $2.36, respectively. Annualized core return on average assets and core return on average equity (non-GAAP) were 0.78% and 8.48%, respectively, for the three months ended December 31, 2024, compared to 1.02% and 12.63% for the corresponding period of 2023. Annualized core return on average assets and core return on average equity (non-GAAP) were 0.83% and 9.46%, respectively, for the twelve months ended December 31, 2024, compared to 0.79% and 9.93% for the corresponding period of 2023. A reconciliation of the non-GAAP financial measures of core earnings, core return on assets, core return on equity, core earnings per share and tangible book value per share to the comparable GAAP financial measures is included at the end of this press release.

Net Interest Margin

The net interest margin for the three and twelve months ended December 31, 2024 was 2.98% and 2.83% respectively, compared to 2.73% and 2.80% for the corresponding periods of 2023. The increase in the net interest margin for the three month period was driven by an increase in the rate collected on interest-earning assets of 34 basis points ("bps"), while the decrease in the net interest margin for the twelve month period was driven by a 74 bps increase in the rate paid on interest-bearing liabilities. The overall increase in interest rates over the periods resulted in increases to both the yield on the earnings asset portfolio and the rate paid on interest-bearing liabilities. Driving the increase in the yield and interest income on the earning assets portfolio was the repricing of legacy assets coupled with portfolio growth. The average loan portfolio balance increased $47.4 million and $106.9 million, respectively, for the three and twelve month periods ended December 31, 2024 compared to the same periods of 2023 as the average yield on the portfolio increased 31 bps and 61 bps, resulting in an increase in taxable equivalent interest income of $2.0 million and $16.5 million, for the periods. The three and twelve month periods ended December 31, 2024 were impacted by an increase of 57 bps and 66 bps in the yield earned on the securities portfolio as legacy securities matured with the funds reinvested at higher rates, which resulted in an increase in taxable equivalent interest income of $285,000 and $1.5 million, respectively. Short-term borrowings decreased leading to a decrease of $1.8 million and $3.9 million, respectively, in expense for the three and twelve month periods ended December 31, 2024 compared to the same periods of 2023. The rate paid on interest-bearing deposits increased 37 bps and 96 bps, respectively, or $2.1 million and $13.8 million in expense, for the three and twelve month periods ended December 31, 2024 compared to the corresponding periods of 2023 due to the rate environment, an increase in competition for deposits, and a migration of deposit balances from core deposits to higher rate time deposits. The rates paid on time deposits significantly contributed to the increase in funding costs as rates paid for the three and twelve month periods ended December 31, 2024 compared to the same periods of 2023 increased 29 bps and 87 bps, respectively, or $1.7 million and $9.9 million in expense, as deposit gathering campaigns continued to focus on time deposits with a maturity of five to twenty-four months. In addition, brokered deposits have been utilized to assist with funding the loan portfolio growth and contributed to the increase in time deposit funding costs, while lowering the reliance on higher cost short-term borrowings.

Assets

Total assets increased to $2.2 billion at December 31, 2024, an increase of $27.5 million compared to December 31, 2023.  Net loans increased $36.9 million to $1.9 billion at December 31, 2024 compared to December 31, 2023, as continued emphasis was placed on commercial loan growth and indirect auto lending. The investment portfolio decreased $10.7 million from December 31, 2023 to December 31, 2024.

Non-performing Loans

The ratio of non-performing loans to total loans ratio increased to 0.47% at December 31, 2024 from 0.17% at December 31, 2023, as non-performing loans increased to $8.9 million at December 31, 2024 from $3.1 million at December 31, 2023. The majority of non-performing loans involve loans that are either in a secured position and have sureties with a strong underlying financial position or have been classified as individually evaluated loans that have a specific allocation recorded within the allowance for credit losses. Net loan charge offs of $228,000 and $540,000 for the three and twelve months ended December 31, 2024, respectively, impacted the allowance for credit losses, which was 0.63% of total loans at December 31, 2024 compared to 0.62% at December 31, 2023. Exposure to non-owner occupied office space is minimal at $14.1 million at December 31, 2024 with none of these loans being delinquent.

Deposits

Deposits increased $116.6 million to $1.7 billion at December 31, 2024 compared to December 31, 2023. Noninterest-bearing deposits decreased $14.2 million to $456.9 million at December 31, 2024 compared to December 31, 2023.  Core deposits declined $17.8 million as deposits migrated from core deposit accounts into time deposits as market rates and competition for deposits increased. Core deposit gathering efforts remained focused on increasing the utilization of electronic (internet and mobile) deposit banking by our customers. Core deposits have remained stable at $1.2 billion over the past five quarters. Interest-bearing deposits increased $130.8 million from December 31, 2023 to December 31, 2024 due to growth in the time deposit portfolio of $80.8 million as customers sought a higher rate of interest. Brokered deposit balances increased $53.6 million to $178.3 million at December 31, 2024 as this funding source was utilized to supplement funding loan portfolio growth, while reducing the need to draw upon available borrowing lines. A campaign to attract time deposits with a maturity of five to twenty-four months commenced during the latter part of 2022 and has continued throughout 2023 and 2024 with current efforts centered on five months.

Shareholders’ Equity

Shareholders’ equity increased $13.7 million to $205.2 million at December 31, 2024 compared to December 31, 2023.  During the three and twelve months ended December 31, 2024 there were no shares issued under the previously disclosed registered at-the-market offering. A total 31,066 shares for net proceeds of $632,000 were issued as part of the Dividend Reinvestment Plan during the twelve months ended December 31, 2024. Accumulated other comprehensive loss of $5.3 million at December 31, 2024 decreased from a loss of $9.2 million at December 31, 2023 as a result of a decrease in net unrealized loss on available for sale securities to $4.6 million at December 31, 2024 from a net unrealized loss of $6.4 million at December 31, 2023, coupled with a decrease in loss of $2.0 million in the defined benefit plan obligation. The current level of shareholders’ equity equates to a book value per share of $27.16 at December 31, 2024 compared to $25.51 at December 31, 2023, and an equity to asset ratio of 9.19% at December 31, 2024 and 8.69% at December 31, 2023. Tangible book value per share (a non-GAAP measure) increased to $24.97 at December 31, 2024 compared to $23.29 at December 31, 2023. Dividends declared for the three and twelve months ended December 31, 2024 and 2023 were $0.32 and $1.28 per share.

Penns Woods Bancorp, Inc. is the parent company of Jersey Shore State Bank, which operates sixteen branch offices providing financial services in Lycoming, Clinton, Centre, Montour, Union, and Blair Counties, and Luzerne Bank, which operates eight branch offices providing financial services in Luzerne County, and United Insurance Solutions, LLC, which offers insurance products.  Investment and insurance products are offered through Jersey Shore State Bank’s subsidiary, The M Group, Inc. D/B/A The Comprehensive Financial Group.

NOTE:  This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  Management uses the non-GAAP measure of net income from core operations in its analysis of the company’s performance. This measure, as used by the Company, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature such as net securities gains and losses. Because these certain items and their impact on the Company’s performance are difficult to predict, management believes presentation of financial measures excluding the impact of such items provides useful supplemental information in evaluating the operating results of the Company’s core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This press release may contain certain “forward-looking statements” including statements concerning plans, objectives, future events or performance and assumptions and other statements, which are statements other than statements of historical fact.  The Company cautions readers that the following important factors, among others, may have affected and could in the future affect actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company herein: (i) the effect of changes in laws and regulations, including federal and state banking laws and regulations, and the associated costs of compliance with such laws and regulations either currently or in the future as applicable; (ii) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as by the Financial Accounting Standards Board, or of changes in the Company’s organization, compensation and benefit plans; (iii) the effect on the Company’s competitive position within its market area of the increasing consolidation within the banking and financial services industries, including the increased competition from larger regional and out-of-state banking organizations as well as non-bank providers of various financial services; (iv) the effect of changes in interest rates; (v) the effects of health emergencies, including the spread of infectious diseases or pandemics; (vi) the effect of changes in the business cycle and downturns in the local, regional or national economies; or (vii) any potential adverse events or developments resulting from the merger agreement, dated December 16, 2024, between Penns Woods Bancorp, Inc. and Northwest Bancshares, Inc., including, without limitation, any event, change, or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement or the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or to successfully integrate the business and operations of Jersey Shore State Bank and Luzerne Bank with those of Northwest Savings Bank after closing.  For a list of other factors which could affect the Company’s results, see the Company’s filings with the Securities and Exchange Commission, including “Item 1A.  Risk Factors,” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

You should not place undue reliance on any forward-looking statements.  These statements speak only as of the date of this press release, even if subsequently made available by the Company on its website or otherwise.  The Company undertakes no obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.
Previous press releases and additional information can be obtained from the Company’s website at www.pwod.com.

Contact:	Richard A. Grafmyre, Chief Executive Officer
110 Reynolds Street
Williamsport, PA 17702
	570-322-1111	e-mail: pwod@pwod.com

PENNS WOODS BANCORP, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	December 31,
(In Thousands, Except Share and Per Share Data)	2024	2023	% Change
ASSETS:
Noninterest-bearing cash	$19,989	$28,969	(31.00)%
Interest-bearing balances in other financial institutions	8,983	8,493	5.77%
Total cash and cash equivalents	28,972	37,462	(22.66)%

Investment debt securities, available for sale, at fair value	184,542	190,945	(3.35)%
Investment equity securities, at fair value	1,111	1,122	(0.98)%
Restricted investment in bank stock	20,032	24,323	(17.64)%
Loans held for sale	3,266	3,993	(18.21)%
Loans	1,877,078	1,839,764	2.03%
Allowance for credit losses	(11,848)	(11,446)	3.51%
Loans, net	1,865,230	1,828,318	2.02%
Premises and equipment, net	27,789	30,250	(8.14)%
Accrued interest receivable	11,114	11,044	0.63%
Bank-owned life insurance	45,681	33,867	34.88%
Investment in limited partnerships	6,691	7,815	(14.38)%
Goodwill	16,450	16,450	—%
Intangibles	107	210	(49.05)%
Operating lease right of use asset	2,811	2,512	11.90%
Deferred tax asset	3,493	4,655	(24.96)%
Other assets	15,049	11,843	27.07%
TOTAL ASSETS	$2,232,338	$2,204,809	1.25%

LIABILITIES:
Interest-bearing deposits	$1,249,145	$1,118,320	11.70%
Noninterest-bearing deposits	456,936	471,173	(3.02)%
Total deposits	1,706,081	1,589,493	7.33%

Short-term borrowings	42,200	145,926	(71.08)%
Long-term borrowings	254,588	252,598	0.79%
Accrued interest payable	4,664	3,814	22.29%
Operating lease liability	2,889	2,570	12.41%
Other liabilities	16,685	18,852	(11.49)%
TOTAL LIABILITIES	2,027,107	2,013,253	0.69%

SHAREHOLDERS’ EQUITY:
Preferred stock, no par value, 3,000,000 shares authorized; no shares issued	—	—	n/a
Common stock, par value $5.55, 22,500,000 shares authorized; 8,066,968 and 8,019,219 shares issued; 7,556,743 and 7,508,994 shares outstanding	44,815	44,550	0.59%
Additional paid-in capital	63,193	61,733	2.37%
Retained earnings	115,331	107,238	7.55%
Accumulated other comprehensive loss:
Net unrealized loss on available for sale securities	(4,567)	(6,396)	28.60%
Defined benefit plan	(726)	(2,754)	73.64%
Treasury stock at cost, 510,225 shares	(12,815)	(12,815)	—%
TOTAL SHAREHOLDERS' EQUITY	205,231	191,556	7.14%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,232,338	$2,204,809	1.25%

PENNS WOODS BANCORP, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)

	Three Months Ended December 31,				Twelve Months Ended December 31,
(In Thousands, Except Share and Per Share Data)	2024	2023	% Change		2024	2023	% Change
INTEREST AND DIVIDEND INCOME:
Loans including fees	$25,759	$23,720	8.60%		$99,780	$83,291	19.80%
Investment securities:
Taxable	1,826	1,476	23.71%		7,039	5,346	31.67%
Tax-exempt	59	107	(44.86)%		292	517	(43.52)%
Dividend and other interest income	607	614	(1.14)%		2,587	2,441	5.98%
TOTAL INTEREST AND DIVIDEND INCOME	28,251	25,917	9.01%		109,698	91,595	19.76%

INTEREST EXPENSE:
Deposits	9,523	7,445	27.91%		35,962	22,131	62.50%
Short-term borrowings	479	2,317	(79.33)%		4,503	8,401	(46.40)%
Long-term borrowings	2,686	2,207	21.70%		10,353	6,099	69.75%
TOTAL INTEREST EXPENSE	12,688	11,969	6.01%		50,818	36,631	38.73%

NET INTEREST INCOME	15,563	13,948	11.58%		58,880	54,964	7.12%

PROVISION (RECOVERY) FOR CREDIT LOSSES	420	(1,742)	124.11%		121	(1,479)	108.18%

NET INTEREST INCOME AFTER PROVISION (RECOVERY) OF CREDIT LOSSES	15,143	15,690	(3.49)%		58,759	56,443	4.10%

NON-INTEREST INCOME:
Service charges	516	533	(3.19)%		2,067	2,090	(1.10)%
Net debt securities losses, available for sale	(9)	(68)	86.76%		(49)	(193)	74.61%
Net equity securities (losses) gains	(35)	50	(170.00)%		(11)	15	(173.33)%
Bank-owned life insurance	303	171	77.19%		1,159	1,063	9.03%
Gain on sale of loans	463	314	47.45%	.	1,484	1,046	41.87%
Insurance commissions	128	113	13.27%		553	529	4.54%
Brokerage commissions	163	127	28.35%		684	575	18.96%
Loan broker income	543	264	105.68%		1,384	992	39.52%
Debit card income	385	333	15.62%		1,437	1,328	8.21%
Other	253	384	(34.11)%		910	930	(2.15)%
TOTAL NON-INTEREST INCOME	2,710	2,221	22.02%		9,618	8,375	14.84%

NON-INTEREST EXPENSE:
Salaries and employee benefits	7,032	6,284	11.90%		26,256	25,062	4.76%
Occupancy	758	746	1.61%		3,152	3,168	(0.51)%
Furniture and equipment	1,233	889	38.70%		3,669	3,392	8.17%
Software amortization	339	250	35.60%		996	843	18.15%
Pennsylvania shares tax	351	275	27.64%		1,373	1,082	26.89%
Professional fees	523	640	(18.28)%		2,177	2,953	(26.28)%
Federal Deposit Insurance Corporation deposit insurance	385	456	(15.57)%		1,564	1,578	(0.89)%
Marketing	74	90	(17.78)%		283	684	(58.63)%
Intangible amortization	25	25	—%		102	117	(12.82)%
Merger expense	735	—	n/a		735	—	n/a
Other	1,525	1,342	13.64%		6,177	5,617	9.97%
TOTAL NON-INTEREST EXPENSE	12,980	10,997	18.03%		46,484	44,496	4.47%
INCOME BEFORE INCOME TAX PROVISION	4,873	6,914	(29.52)%		21,893	20,322	7.73%
INCOME TAX PROVISION	1,132	1,359	(16.70)%		4,154	3,714	11.85%
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS'	$3,741	$5,555	(32.66)%		$17,739	$16,608	6.81%
EARNINGS PER SHARE - BASIC	$0.50	$0.77	(35.06)%		$2.35	$2.34	0.43%
EARNINGS PER SHARE - DILUTED	$0.49	$0.77	(36.36)%		$2.35	$2.34	0.43%
WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	7,555,168	7,255,222	4.13%		7,535,397	7,112,450	5.95%
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	7,693,185	7,255,222	6.04%		7,543,111	7,112,450	6.06%

PENNS WOODS BANCORP, INC.
AVERAGE BALANCES AND INTEREST RATES
(UNAUDITED)

	Three Months Ended
	December 31, 2024			December 31, 2023
(Dollars in Thousands)	Average Balance (1)	Interest	Average Rate	Average Balance (1)	Interest	Average Rate
ASSETS:
Tax-exempt loans (3)	$69,967	$453	2.58%	$68,234	$478	2.78%
All other loans	1,806,212	25,401	5.59%	1,760,509	23,342	5.26%
Total loans (2)	1,876,179	25,854	5.48%	1,828,743	23,820	5.17%

Taxable securities	199,868	2,277	4.63%	193,744	1,932	4.04%
Tax-exempt securities (3)	11,317	75	2.70%	18,041	135	3.03%
Total securities	211,185	2,352	4.53%	211,785	2,067	3.96%

Interest-bearing balances in other financial institutions	13,136	156	4.72%	11,795	158	5.31%

Total interest-earning assets	2,100,500	28,362	5.38%	2,052,323	26,045	5.04%

Other assets	137,840			130,421

TOTAL ASSETS	$2,238,340			$2,182,744

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$209,300	266	0.51%	$222,740	229	0.41%
Super Now deposits	220,792	1,070	1.93%	227,113	1,129	1.97%
Money market deposits	323,181	2,656	3.27%	293,542	2,217	3.00%
Time deposits	504,683	5,531	4.36%	377,516	3,870	4.07%
Total interest-bearing deposits	1,257,956	9,523	3.01%	1,120,911	7,445	2.64%

Short-term borrowings	38,495	479	4.96%	163,088	2,317	5.63%
Long-term borrowings	256,521	2,686	4.17%	235,998	2,207	3.71%
Total borrowings	295,016	3,165	4.27%	399,086	4,524	4.50%

Total interest-bearing liabilities	1,552,972	12,688	3.25%	1,519,997	11,969	3.12%

Demand deposits	454,612			457,546
Other liabilities	25,218			28,786
Shareholders’ equity	205,538			176,415

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,238,340			$2,182,744
Interest rate spread (3)			2.13%			1.92%
Net interest income/margin (3)		$15,674	2.98%		$14,076	2.73%
1.    Information on this table has been calculated using average daily balance sheets to obtain average balances.
2.    Non-accrual loans have been included with loans for the purpose of analyzing net interest earnings.
3.    Income and rates on fully taxable equivalent basis include an adjustment for the difference between annual income from tax-exempt obligations and the taxable equivalent of such income at the standard tax rate of 21%

	Three Months Ended December 31,
	2024	2023
Total interest income	$28,251	$25,917
Total interest expense	12,688	11,969
Net interest income (GAAP)	15,563	13,948
Tax equivalent adjustment	111	128
Net interest income (fully taxable equivalent) (non-GAAP)	$15,674	$14,076

PENNS WOODS BANCORP, INC.
AVERAGE BALANCES AND INTEREST RATES
(UNAUDITED)

	Twelve Months Ended
	December 31, 2024			December 31, 2023
(Dollars in Thousands)	Average Balance (1)	Interest	Average Rate	Average Balance (1)	Interest	Average Rate
ASSETS:
Tax-exempt loans (3)	$69,448	$1,943	2.80%	$66,863	$1,849	2.77%
All other loans	1,796,096	98,245	5.47%	1,691,742	81,830	4.84%
Total loans (2)	1,865,544	100,188	5.37%	1,758,605	83,679	4.76%

Taxable securities	202,934	9,072	4.47%	189,804	7,263	3.83%
Tax-exempt securities (3)	13,045	370	2.84%	23,872	654	2.74%
Total securities	215,979	9,442	4.37%	213,676	7,917	3.71%

Interest-bearing balances in other financial institutions	11,074	554	5.00%	10,916	524	4.80%

Total interest-earning assets	2,092,597	110,184	5.27%	1,983,197	92,120	4.65%

Other assets	132,720			131,704

TOTAL ASSETS	$2,225,317			$2,114,901

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$215,107	1,077	0.50%	$231,000	685	0.30%
Super Now deposits	218,932	4,373	2.00%	276,868	4,155	1.50%
Money market deposits	311,836	10,390	3.33%	292,755	7,024	2.40%
Time deposits	460,869	20,122	4.37%	293,252	10,267	3.50%
Total interest-bearing deposits	1,206,744	35,962	2.98%	1,093,875	22,131	2.02%

Short-term borrowings	82,046	4,503	5.49%	157,140	8,401	5.36%
Long-term borrowings	256,850	10,353	4.03%	186,094	6,099	3.28%
Total borrowings	338,896	14,856	4.40%	343,234	14,500	4.23%

Total interest-bearing liabilities	1,545,640	50,818	3.29%	1,437,109	36,631	2.55%

Demand deposits	454,878			477,828
Other liabilities	30,680			31,243
Shareholders’ equity	194,119			168,721

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,225,317			$2,114,901
Interest rate spread (3)			1.98%			2.10%
Net interest income/margin (3)		$59,366	2.83%		$55,489	2.80%
1.    Information on this table has been calculated using average daily balance sheets to obtain average balances.
2.    Non-accrual loans have been included with loans for the purpose of analyzing net interest earnings.
3.    Income and rates on fully taxable equivalent basis include an adjustment for the difference between annual income from tax-exempt obligations and the taxable equivalent of such income at the standard tax rate of 21%

	Twelve months ended December 31,
	2024	2023
Total interest income	$109,698	$91,595
Total interest expense	50,818	36,631
Net interest income (GAAP)	58,880	54,964
Tax equivalent adjustment	486	525
Net interest income (fully taxable equivalent) (non-GAAP)	$59,366	$55,489

(Dollars in Thousands, Except Per Share Data, Unaudited)	Quarter Ended
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Operating Data
Net income	$3,741	$4,801	$5,390	$3,808	$5,555
Net interest income	15,563	15,056	14,515	13,746	13,948
Provision (recovery) for credit losses	420	740	(1,177)	138	(1,742)
Net security (losses) gains	(44)	36	(19)	(33)	(18)
Non-interest income, excluding net security (losses) gains	2,754	2,385	2,044	2,495	2,239
Non-interest expense	12,980	10,884	10,996	11,623	10,997

Performance Statistics
Net interest margin	2.98%	2.88%	2.83%	2.69%	2.73%
Annualized cost of total deposits	2.22%	2.27%	2.14%	2.01%	1.89%
Annualized non-interest income to average assets	0.48%	0.43%	0.37%	0.45%	0.41%
Annualized non-interest expense to average assets	2.32%	1.95%	1.98%	2.10%	2.02%
Annualized return on average assets	0.67%	0.86%	0.97%	0.69%	1.02%
Annualized return on average equity	7.28%	9.60%	11.12%	8.03%	12.60%
Annualized net loan charge-offs (recoveries) to average loans	0.05%	0.07%	(0.09)%	0.08%	(0.05)%
Net charge-offs (recoveries)	228	328	(396)	380	(209)
Efficiency ratio	70.73%	62.26%	66.25%	71.41%	67.78%

Per Share Data
Basic earnings per share	$0.50	$0.64	$0.72	$0.51	$0.77
Diluted earnings per share	0.49	0.64	0.72	0.51	0.77
Dividend declared per share	0.32	0.32	0.32	0.32	0.32
Book value	27.16	26.96	26.13	25.72	25.51
Tangible book value (Non-GAAP)	24.97	24.77	23.93	23.50	23.29
Common stock price:
High	34.06	23.98	21.08	22.64	23.64
Low	23.74	19.29	17.17	18.44	20.05
Close	30.39	23.79	20.55	19.41	22.51
Weighted average common shares:
Basic	7,555	7,544	7,529	7,513	7,255
Fully Diluted	7,693	7,544	7,529	7,513	7,255
End-of-period common shares:
Issued	8,067	8,065	8,052	8,036	8,019
Treasury	(510)	(510)	(510)	(510)	(510)

(Dollars in Thousands, Unaudited)	Quarter Ended
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Financial Condition Data:
General
Total assets	$2,232,338	$2,259,250	$2,234,617	$2,210,116	$2,204,809
Loans, net	1,865,230	1,863,586	1,855,054	1,843,805	1,828,318
Goodwill	16,450	16,450	16,450	16,450	16,450
Intangibles	107	133	158	184	210
Total deposits	1,706,081	1,700,321	1,648,093	1,618,562	1,589,493
Noninterest-bearing	456,936	452,922	461,092	471,451	471,173
Savings	208,340	211,560	218,354	220,932	219,287
NOW	212,687	218,279	209,906	208,073	214,888
Money Market	308,977	321,614	320,101	299,916	299,353
Time Deposits	340,844	328,294	310,187	292,372	260,067
Brokered Deposits	178,297	167,652	128,453	125,818	124,725
Total interest-bearing deposits	1,249,145	1,247,399	1,187,001	1,147,111	1,118,320

Core deposits*	1,186,940	1,204,375	1,209,453	1,200,372	1,204,701
Shareholders’ equity	205,231	203,694	197,087	193,517	191,556

Asset Quality
Non-performing loans	$8,904	$7,940	$6,784	$7,958	$3,148
Non-performing loans to total assets	0.40%	0.35%	0.30%	0.36%	0.14%
Allowance for credit losses on loans	11,848	11,588	11,234	11,542	11,446
Allowance for credit losses on loans to total loans	0.63%	0.62%	0.60%	0.62%	0.62%
Allowance for credit losses on loans to non-performing loans	133.06%	145.94%	165.60%	145.04%	363.60%
Non-performing loans to total loans	0.47%	0.42%	0.36%	0.43%	0.17%

Capitalization
Shareholders’ equity to total assets	9.19%	9.02%	8.82%	8.76%	8.69%

* Core deposits are defined as total deposits less time deposits and brokered deposits.

Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in Thousands, Except Per Share Data, Unaudited)	2024	2023	2024	2023
GAAP net income	$3,741	$5,555	$17,739	$16,608
Net securities losses, net of tax	35	14	47	141
Merger expenses, net of tax	581	—	581	—
Non-GAAP core earnings	$4,357	$5,569	$18,367	$16,749

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Return on average assets (ROA)	0.67%	1.02%	0.80%	0.79%
Net securities losses, net of tax	0.01%	—%	—%	—%
Merger expenses, net of tax	0.10%	—%	0.03%	—%
Non-GAAP core ROA	0.78%	1.02%	0.83%	0.79%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Return on average equity (ROE)	7.28%	12.60%	9.14%	9.84%
Net securities losses, net of tax	0.07%	0.03%	0.02%	0.09%
Merger expenses, net of tax	1.13%	—%	0.30%	—%
Non-GAAP core ROE	8.48%	12.63%	9.46%	9.93%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Basic earnings per share (EPS)	$0.50	$0.77	$2.35	$2.34
Net securities losses, net of tax	—	—	0.01	0.02
Merger expenses, net of tax	0.08	—	0.08	—
Non-GAAP basic core EPS	$0.58	$0.77	$2.44	$2.36

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Diluted EPS	$0.49	$0.77	$2.35	$2.34
Net securities losses, net of tax	—	—	0.01	0.02
Merger expenses, net of tax	0.08	—	0.08	—
Non-GAAP diluted core EPS	$0.57	$0.77	$2.44	$2.36

(Dollars in Thousands, Except Share and Per Share Data, Unaudited)	Quarter Ended
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Total shareholders' equity	$205,231	$203,694	$197,087	$193,517	$191,556
Goodwill	(16,450)	(16,450)	(16,450)	(16,450)	(16,450)
Intangibles	(107)	(133)	(158)	(184)	(210)
Tangible shareholders' equity	$188,674	$187,111	$180,479	$176,883	$174,896

Shares outstanding	7,556,743	7,554,488	7,541,474	7,525,372	7,508,994

Book value per share	$27.16	$26.96	$26.13	$25.72	$25.51
Tangible book value per share (Non-GAAP)	$24.97	$24.77	$23.93	$23.50	$23.29